Corporate Governance and Nominating Committee Charter

A. Purposes, Resources and General Considerations

1.

The Corporate Governance and Nominating Committee (the "Committee") is appointed by the Board of Directors (the "Board") for the following purposes:

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to review and identify individuals qualified to become Board members, consistent with criteria approved by the Board, to recommend to the Board the director nominees for the next annual meeting of shareholders and to fill vacancies on the Board, subject to the provisions of Article Two of the Corporation's By-Laws; and,

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to oversee the evaluation of the Board and the committees of the Board and of management (the latter by reference to the Compensation Committee).

2.

In carrying out its responsibilities, each Committee member shall be entitled to rely on the integrity and expertise of those persons providing information to the Committee and on the accuracy and completeness of such information, absent actual knowledge to the contrary.

3.

The Committee will have the resources and authority necessary to discharge its responsibilities, including sole authority to retain and terminate the engagement of such consultants or independent counsel to the Committee as it may deem helpful in carrying out its responsibilities, and to establish the fees and other terms for the retention of such consultants and counsel, such fees to be borne by the Corporation.

B. Composition, Meetings and Procedures

1.

The Committee will consist of three or more Directors who satisfy, as determined by the Board, the requirements of the American Stock Exchange’s Listing Standards, including those with respect to independence, and any additional requirements that the Board deems appropriate.

2.

Committee members and the Committee Chairman shall be appointed annually by the Board on the recommendation of the Committee and serve at the pleasure of the Board.

3.

The Committee shall meet as frequently as is necessary to fulfill its duties and responsibilities, but not less frequently than three times per year. A meeting of the Committee may be called by its chairman or any member.

4.

The Committee may request any officer or employee of the Corporation, or any special counsel or advisor, to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

5.

Minutes of its meetings will be approved by the Committee and maintained on its behalf. The Committee shall report its activities to the Board on a regular basis and make such recommendations as it deems necessary or appropriate.

C. Specific Responsibilities and Duties

1.

The Committee shall review and make recommendations to the Board concerning corporate governance issues that may arise from time to time.

2.

The Committee shall lead the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential nominees, and identify nominees who are best qualified. The criteria for selecting nominees for election as directors of the Corporation shall include, but not be limited to, experience, accomplishments, education, skills, personal and professional integrity and the candidate's ability to devote the necessary time to service as a Director (including directorships held at other corporations and organizations).

3.

The Committee shall recommend to the Board the director nominees to be proposed by the Corporation for election at the annual meeting of stockholders or to fill vacancies on the Board.

4.

The Committee shall consider candidates recommended by the Corporation's shareholders in accordance with the procedures set forth in the Corporation's annual proxy statement.

5.

When considering a person to be recommended for re-nomination as a Director of the Corporation, the Committee shall consider, among other factors, the attendance, preparedness, participation and candor of the individual during his previous term, as well as the individual's satisfaction of the criteria set forth in paragraph 2 above.

6.

The Committee shall approve the service of the Chairman and the Chief Executive Officer as directors or trustees of other institutions and organizations and approve indemnification for such service.

7.

Periodically, the Committee shall review contributions by the Corporation and any foundation established by the Corporation to director-related not-for-profit organizations for potential conflicts of interest, or the appearance thereof.

8.

Annually, the Committee shall review compliance of the members of the Corporation's Board of Directors with the Corporation's Code of Ethics.

9.

The Committee shall review and recommend to the Board policies regarding Director stock ownership.

10.

The Committee shall consider the process for the orientation and continuing education of Directors.

D. Review of Board Committee Structure and Board Size

Subject to the provisions of Article Three of the Corporation's By-Laws, the Committee shall (a) review the Board's committee structure and responsibilities and recommend to the Board directors to serve as members of each committee, (b) review committee composition annually and recommend the appointment of new committee members, as necessary, and (c) periodically consider the appropriate size of the Board and recommend to the Board changes in Board size as warranted.

E. Review of Compensation and Benefits of Non-Management Directors

The Committee shall review on an annual basis non-employee director compensation and benefits and make recommendations to the Board on appropriate compensation. The

Committee shall approve compensation arrangements for non-employee members of the boards of directors of the Corporation's significant subsidiaries.

F. Annual Performance Evaluation and Charter Review

Annually, there shall be a performance evaluation of the Committee, which may be a self-evaluation or an evaluation employing such other resources or procedures as the Committee may deem appropriate. The Committee will review and assess the adequacy of this charter annually and recommend changes to the Board when necessary.